Exhibit 99.1

FEDNAT HOLDING COMPANY ANNOUNCES PRICING OF

OFFERING OF COMMON STOCK

Sunrise, Florida, March 12, 2021 – FedNat Holding Company (Nasdaq: FNHC), a regional insurance holding company, announced that it has priced an underwritten public offering of 3,500,000 shares of its common stock at a price to the public of $4.75 per share for gross proceeds of $16.625 million. The net proceeds from the sale of the shares, after deducting the underwriter’s discount and other estimated offering expenses payable by the Company, will be approximately $15.2 million. In addition, the underwriter has been granted a 30-day option to purchase up to 525,000 additional shares of common stock from the Company at the public offering price, less the underwriter’s discount.

The Company will use the net proceeds from the sale of the common stock for general corporate purposes, including to provide additional liquidity in its holding company to be available for future capital contributions to its insurance company subsidiaries, if necessary. The closing of the offering is subject to market and other conditions and is expected to close on March 15, 2021.

Piper Sandler & Co. is serving as sole bookrunner for the offering.

The offering is being made pursuant to an effective shelf registration statement (File No. 333-225464) previously filed with the U.S. Securities Exchange Commission (“SEC”). A preliminary prospectus supplement related to the offering was filed with the SEC on March 5, 2021. A final prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on March 12, 2021 and will be available on its website at http://www.sec.gov. Alternatively, the underwriter will arrange to send you the prospectus and prospectus supplement if you request it by calling toll free at 866-805-4128.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be solely by means of the prospectus included in the registration statement and the prospectus supplement that will be issued in connection with the offering.

About the Company

FedNat Holding Company is a regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through its wholly owned subsidiaries FedNat Insurance Company, Maison Insurance Company, and Monarch National Insurance Company, is focused on providing homeowners insurance in Florida, Texas, Louisiana, Alabama, South Carolina and Mississippi. More information is available at https://www.fednat.com/investor-relations/.

Forward-Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s expectations regarding the completion, terms, size, and timing of the public offering, and with respect to granting the underwriters a 30-day option to purchase additional shares. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering, and those factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, all of which have been filed with the Securities and Exchange Commission.

Contacts

Michael H. Braun, CEO (954) 308-1322

Ronald Jordan, CFO (954) 308-1363

Bernard Kilkelly, Investor Relations (954) 308-1409,

or investorrelations@fednat.com

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